Exhibit 24

Limited Power of Attorney - Securities Law Compliance

The undersigned, as an officer or director of FoxHollow Technologies, Inc. (the "Company"), hereby constitutes and appoints Robert W. Thomas and Matthew B. Ferguson, and each of them, the undersigned's true and lawful attorney in fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of
1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate.  The undersigned hereby ratifies and confirms all that said attorneys in fact and agents shall do or cause to be done by virtue hereof.

This Lmited Power of Attorney is executed at Woodside, California as of the date set forth below.

Signature:  /s/ John Bush Simpson
Type or Print Name:  John Bush Simpson
Dated:  May 17, 2005

Witness
Signed: /s/ Christina Hwang
Type or Print Name:  Christina Hwang
Dated: May 17, 2005